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                            Letter from Dan Cotter
                                                                     EXHIBIT 99


Dear True Value Members and Investors,

These days making the right choices in your personal investments can be confusing. Shopping for the best return on your dollar can be exhausting. Then, there's the difficult task of finding someone you can trust. Cotter & Company has come up with an easy and convenient way to invest your money: the Cotter & Company Investment Program. It allows current investors, Members and Cotter & Company employees the opportunity to gain financial security and make an investment in a business that's important to them.

You may already be familiar with the Cotter & Company Investment Program. It was created to allow non-Members holding subordinated Notes to continue their investments with Cotter & Company when the Notes matured in 1994-95. We will continue to offer this "rollover" opportunity in 1996 and beyond.

But now an exciting feature has been added. The Cotter & Company Investment Program has been expanded to allow new dollar investments into the program from loyal investors like you.

Please take the time to read the enclosed materials. Whether you are a current or a first-time investor, you'll find this program beneficial to your personal investments because it offers a high-interest, fixed-term security that is more attractive than most banks can offer. You've got a lot invested in the company; now you can make an investment with confidence and benefit from its success.


Best Regards,


Dan Cotter


Dan Cotter
President and Chief Executive Officer

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===============================================================================
"I'm interested.  How do I invest?"             The program package contains:

                                                * a program description and
                                                  prospectus, which you should
                                                  review carefully before
                                                  investing

                                                * an application form

                                                * rates for two, three, and
                                                  four-year Notes

                                                * a W-9 Investor Application &
                                                  Agreement and

                                                * a return envelope

                                                Simply complete the
                                                W-9/Application & Agreement
                                                form and attach any required
                                                documentation and a check for
                                                your investment amount.  Return
                                                these in the furnished envelope
                                                by the deadline date as
                                                specified on the rate card.

===============================================================================
"Is my money secure?"                           Though not guaranteed by the
                                                FDIC, your investment in the
                                                Cotter & Company Investment
                                                Program is backed by Cotter &
                                                Company, one of the strongest
                                                hardware companies in the
                                                United States.

===============================================================================
"What is the interest rates?"                   See the rate card included with
                                                the program package, or call
                                                1-800-507-9000 for the latest
                                                rates.

===============================================================================
"How is interest paid?"                         Interest is paid semiannually
                                                (every six months from and on
                                                anniversary of issue date) and
                                                can be mailed the next business
                                                day or added to your principal
                                                for compounding.

===============================================================================
"Is the interest income taxable?"               Yes.  All income credited to
                                                your account is subject to
                                                federal and applicable state
                                                and local taxes.  The interest
                                                income information needed to
                                                prepare your tax returns will
                                                be sent to you shortly after
                                                the end of each calendar year
                                                on Form 1099INT.

===============================================================================
"Will my investment automatically be paid out   A notification will be mailed
at maturity?"                                   to you prior to maturity giving
                                                you the option to reinvest at
                                                then-current rates.  If you do
                                                not elect this option, your
                                                investment will automatically
                                                redeem.

===============================================================================
"Are there any fees?"                           No.  There are no up-front
                                                "sales load" management or
                                                redemption fees.
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===================================================================================================================================
"Can I withdraw funds from my notes?"                   You can redeem notes at full value any time. To redeem a  note early, just write a letter to the Investor Services agent.  Early redemption, in all cases, is subject to the penalty of the equivalent of 120-days interest calculated on the latest principal statement balance. Early withdrawal may result in a deduction from principal balance.


===================================================================================================================================
"What information will I receive on my account?"        You will receive combined quarterly statements detailing all transactions-investments, redemptions and interest payments or reinvestments for all Notes held in your account.  You will receive confirmation of each new investment, advance notices of maturities and annual 1099INT forms for tax purposes.


====================================================================================================================================
"Can I transfer ownership of my investment?"            No.  Ownership cannot be assigned, transferred or pledged.


====================================================================================================================================
"What if I have questions?"                             Call 1-800-507-9000.  You will receive general program information and renewal rates for the Cotter & Company Investment Program as set by the
                                                        company.

                                                        You can call this number 24 hours a day, seven days a week for specific individual account information as well as rate and general information.
                                                        For personal answers to other questions, trained service representatives will be available Monday through Friday, 7:30 a.m. to 6 p.m. Central Time, except on federal holidays.





If your question is not answered here, consult the following Program Description and Program Prospectus or call the toll-free hotline at 1-800-507-9000.


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General Program     The Cotter & Company Investment Program was established in 1994 to accommodate the
Description         continued investment of non-Members holding Subordinated Patronage Dividend Notes.
                    A new feature of the program extends the opportunity to include Cotter & Company employees, active Members and current Cotter & Company Investment Program investors (Immediate family members of True Value Members can also participate in the program).  This program allows people  who support and contribute to Cotter & Company to benefit from its success.
                    The Notes are available for purchase in one thousand dollar ($1,000.00) denominations.
                    The investor can elect for the Notes to be issued for two, three or four-year periods.


                    Cotter & Company reserves the right to modify, withdraw or cancel the offer made hereby at any time.


Interest Rate       The rate of interest on the Notes are set by Cotter & Company, and fixed for the term of the Note.  Rate information for the current investment period is available by consulting the current rate information card or by calling 1-800-507-9000.


                    Investors will have the option to elect to receive interest payments on a semiannual basis and will be paid every six months from and on anniversary of issue date, with payment mailed the following business day, or to have the Interest payments added to the Note principal resulting in compounded interest calculations.  Interest is calculated on a 365-day year actual/actual basis.  Interest payments and principal at maturity will be paid by
                    check.   Account statements and check payouts may be mailed separately.  Each investor
                    ("Investor") will have the ability to change the option on the way interest is paid or reinvested by notifying the Agent Bank at Cotter & Company Investment Program,
                    P.O. Box 75933, Chicago, Illinois, 60675-5933.


Type of Accounts    The Notes must be registered in one of the four categories listed below and investment applications must include documentation as listed.

                        SINGLE TENANCY Social Security or Federal Tax Identification Number,
                        Signature on the Application


                        JOINT TENANCY WITH RIGHT OF SURVIVORSHIP   Social Security or
                        Federal Tax Identification Numbers, Signatures of all parties on the Application



Cotter & Company Investment Program Description New or Addition Investment Amendment
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                                Tenancy by Custodian (Uniform Gift to Minor
                                Act) Social Security or Federal Tax
                                Identification Number and signatures of
                                Guardian(s) on the Application (For a
                                custodial account, the minor is considered
                                the beneficial owner of the account.  An
                                adult Custodian manages the account until the
                                minor comes of age as specified in the
                                Uniform Gift to Minors Act in the custodians
                                state of residence.  The Custodian's
                                signature is required for all transactions.)

                                Living Trust Copy of Living Trust (1st and last page only), Social Security Number or Federal Tax Identification Number, Signature on the Application

                      These Notes cannot be held by a retirement savings plan described in Section 4975 (e)(l) of the Internal Revenue Code of 1986, as amended.

Note Characteristics  Transfer Assignment Pledging and Subdivision of the Notes
                      are not permitted. Please read the Prospectus carefully for details.

                      A Note is not equivalent to a deposit or other bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. The Program is not subject to the requirements of the Investment Company Act of 1940 (including diversification of investment) or the Employee Retirement Income Security Act of 1974.

                      There are no up-front "sales load," management or redemption fees.

Taxes & Applicable    For information concerning important tax aspects of the
Laws                  Notes, and arbitration of any disputes relating to the
                      Notes, please read your Prospectus carefully.

Agent Bank            Cotter & Company has engaged The Northern Trust Company
                      as the Agent Bank to service this Program.  The Agent
                      Bank will send the following to the Investor:


                                - Confirmation of new investment

                                - Quarterly statements listing all Notes held
                                  and all transaction information on a
                                  year-to-date basis

                                - Advance maturity notices with renewal forms

                                - Form 1099INT

                                - Semiannual interest check with amount for
                                  multiple Notes (If the Investor owns more than one) combined

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                    The Northern Trust Company is not a co-principal of the
                    Cotter & Company Investment Program and no investment dollars will be held by The Northern Trust Company.

                    Additionally, the Agent Bank provides an automated voice response system (1-800-507-9000) to allow investors to call and obtain aggregate account and individual Note information. The Agent Bank will also set up new accounts and Notes, process early redemption requests, respond to inquire and provide to investors information on Notes and accounts. Additional or other inquiries from investors will be forwarded to Cotter & Company.

                    Investments in a Note will be represented by a Program account (an "Account") established for the Investor by the Agent Bank. The Notes will not be represented by a certificate or any other instrument evidencing the Cotter & Company's indebtedness.

                    Each Investor will be assigned a new Account number and Personal Identification Number (P.I.N.) for telephone access to their Account information.

                    All investments in the Notes are investments in securities of Cotter & Company and are not an obligation of the Agent Bank.

Trustee The Notes are issued under an Indenture between Cotter & Company and First Trust of Illinois.


Redemption by the   Investors will have the option of redeeming a Note at any
Noteholder          time, subject to a Penalty ("the Penalty"). In all cases of early redemption, the Penalty ("the Penalty") will be the equivalent of 120-days interest calculated on the latest
                    Principal statement balance. The Penalty may result in a reduction of the Investor's Principal Balance.

                    Investors may not transfer ownership of the Note(s). In cases of probate or court decree, the Note(s) will be redeemed and will be subject to the Penalty. The Investors will not be able to break the Note into smaller denominations at any time during the life of the Note(s).

                    Notes may be redeemed by writing to Cotter & Company Investment Program, P.O. Box 75933, Chicago, Illinois, 60675-5933.

                    All signatures of registered owners are required. Checks will be sent only to the Investor's registered account address.

                    Redemptions will be posted by the Agent Bank no later than the business day following the business day of the receipt of the redemption request.

      Redemption by Cotter    The Notes will be redeemable at the Company's
      & Company               option at any time, in whole or in part, at 100%
                              of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Any partial redemption of the Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee.
                              The Company may also, at any time at its option, redeem one or more individual Notes.

                              The Notes being redeemed by Cotter & Company, plus accrued and unpaid interest thereon to the date of redemption, will be paid by check to the Investor of the Note(s). Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption.

      Account Information     For current Account Information, Investors may
                              call toll free 1-800-507-9000.

      Note Subordination      The Notes will be subordinated in right of
                              payment to senior notes indebtedness to banking institutions, trade creditors and other indebtedness of the Company.


      Additional Information  The Prospectus for this offering and Cotter &
                              Company Investment Program Application and
                              Agreement Form mailed with this Program
                              Description are incorporated herein by reference. Additional copies of the Prospectus may be obtained by contacting Cotter & Company at *1-312-695-5388 or Internet # at eodle @ truevalue.com.

      Account Setup and       All account setup forms, (W-9, Cotter & Company
      Investment              application and agreement), accompanied by a
                              personal, certified or cashier's check, should be mailed to:

                              Cotter & Company Investment Program, Investor Services, P.O. Box 75933, Chicago, Illinois 60675-5933

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                                                                                                    Acccount number
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IF YOU ARE A CURRENT INVESTOR IN THE COTTER & COMPANY INVESTMENT PROGRAM ENTER YOUR ACCOUNT NUMBER HERE. 9 / 4 / 2/  /  /  /  /  /
(Bank Reference 01)
==================================================================================================================================
Type of Account                 / / Individual Account (Bank Reference 01)              / / Joint Account (Bank Reference 03)

                                    ---------------------------------------------           --------------------------------------
PLEASE CHECK ONLY ONE.              Name of Owner                                           Name of Owner
USE ONE APPLICATION PER             ---------------------------------------------           --------------------------------------
ACCOUNT.  FOR ADDITIONAL            Social Security Number                                  Social Security Number
APPLICATIONS, PHOTOCOPY OR          ---------------------------------------------           --------------------------------------
CALL 1-800-507-9000.                                                                        Name of Joint Owner
                                                                                            --------------------------------------

                                / / Gift to Minor [Custodial Account] (Bank             / / Trust Account (Bank Reference 05)
                                    Reference 04).  The minor is beneficial                 Account is established with provisions
                                    owner of the account.  An adult custodian               of a trust agreement.  Trustee's or
                                    manages the account until the minor comes               designated agent's signature is
                                    of age as specified in the Uniform Gift                 required for all transactions.  Please
                                    to Minor Act.  Custodian's signature is                 attach first two and last two pages of
                                    is required for all transactions.                       trust agreement with this application.

                                    ---------------------------------------------           ---------------------------------------
                                    Name of Custodian                                       Trust Title
                                    ---------------------------------------------           ---------------------------------------
                                    Name of Minor                                           Trustee's Name
                                    ---------------------------------------------           ---------------------------------------
                                    Minor's Social Security Number                          Cotrustee (if any)
                                    ---------------------------------------------           ---------------------------------------
                                    Custodian's State of Residence                          Trust Date        Trust Tax ID Number
                                    ---------------------------------------------           ---------------------------------------

===================================================================================================================================

MAILING ADDRESS                     Address                                                 Evening Phone Number
                                                                                              (              )
                                    -----------------------------------------------------------------------------------------------
                                    City, State, Zip                                        Daytime Phone Number
                                                                                              (              )
                                    -----------------------------------------------------------------------------------------------

===================================================================================================================================

INVESTMENT AMOUNTS                  NOTE:  The minimum intial investment per term is $1,000.00 and in increments of $1,000.00.
& MATURITY SELECTION                ENCLOSED IS (ARE) MY CHECK(S) PAYABLE TO COTTER & COMPANY INVESTMENT PROGRAM FOR $____________

SEPARATE CHECKS MUST BE         / / 2-Year Term                 / / 3-Year Term                 / / 4-Year Term
SENT FOR EACH TERM.                 ------------------------        ------------------------        -------------------------------
                                    Amount      Check Number        Amount      Check Number        Amount         Check Number
                                      $                               $                               $
                                    ------------------------        ------------------------        -------------------------------

====================================================================================================================================

INTEREST PAYMENT                / / COMPOUND INTEREST TO NOTE PRINCIPAL                         / / CHECK MAILED TO REGISTERED
OPTION                              Accrued interest will be added to the                           ACCOUNT ADDRESS
                                    principal balance semiannually

                                    NOTE:  If no interest payment option is selected,
                                           interest will be automatically compounded.

====================================================================================================================================

MEMBER/INVESTOR                / / TRUE VALUE MEMBER (Bank Reference 03)                        / / IMMEDIATE FAMILY MEMBER OF TRUE
AFFILIATION                                                                                         VALUE MEMBER (Bank Reference 04)
                                   ------------------------------------------------                 --------------------------------
(If applicable) Please            D/B/A Name                                                       D/B/A Name
check the appropriate box
and complete the information       ------------------------------------------------                 --------------------------------
requested.                         Member Number                        RDC                         Member Number       Relationship

                                   ------------------------------------------------                 --------------------------------

                                   I CERTIFY THAT THE ABOVE APPLICANT IS A MEMBER OF MY FAMILY.   X
                                   APPLICATIONS WILL NOT BE PROCESSED IF NOT SIGNED BY MEMBER.    ----------------------------------

====================================================================================================================================

W-9 TAX INFORMATION

X BOX IF APPLICABLE.
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                      OVER - INVESTOR SIGNATURE REQUIRED



                 W-9 - Member/Investor Application & Agreement

================================================================================
Cotter & Company Investment Program Agreement Application

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Instructions for Completing Payer's Request for Taxpayers Identification Certification:
Under Federal tax law, you must provide Cotter & Company with your correct Social Security
Number or other Taxpayer ID Number, a certification that the number provided is correct and a certification that you are not subject to backup withholding.  Failure to furnish your correct
Social Security or Taxpayer ID Number or to so certify will result in 31% of interest paid to your account being withheld and paid to the IRS.  In addition, you may be subject to a penalty imposed by the IRS if you fail to provide your correct Social Security or Taxpayer ID
Number or if you make an incorrect certification.

Application

I/We request the investment in the Cotter & Company Investment Program.  I/We have identified on the application forms the two, three and/or four-year term(s) and semiannual interest compounding or payment by issuing a check semiannually.

I/We agree to all terms and conditions of the Cotter & Company Investment Program as set forth in the Program Description.  I/We  acknowledge that I/we have received and reviewed the Program Description, Prospectus and have reviewed and approved all schedules,
W-9 Application & Agreement form.  I/We agree that Cotter & Company may amend the
Program Description from time to time and that such amendments shall be binding upon me/us.

I/We agree that Cotter & Company may comply with any levies, garnishments and court orders at the sole and absolute discretion of Cotter & Company.

I/We jointly and severally hereby agree to defend, indemnify, reimburse, exonerate, save and hold harmless Cotter & Company and its agents for, from and against any and all losses, damages, claims, demand and expenses including reasonable attorneys fees, of any and every nature actually or allegedly arising in whole or in part out of the written information, tax identification number, certifications, notice or instructions provided by me/us or out, of my/our bad faith, negligence, willful misconduct, strict liability of breach of this agreement.

I/We agree that the agreement may be terminated by Cotter & Company at any time upon Cotter
& Company's written notice mailed to me/us at the address stated herein.

I/We understand that Cotter & Company Investment Program is administered by The Northern
Trust Company on behalf of Cotter & Company.  The Northern Trust Company is not a co-
principal of the Cotter & Company Investment Program and no investment dollars will be held by The Northern Trust Company.  First Trust of Illinois is the acting indenture trustee of the
Cotter & Company Investment Program pursuant to a written trust indenture between Cotter &
Company and First Trust of Illinois.

------------------------------------------------------------------------------------------
Written Redemption: Subject to the terms of the Program Description as amended, you may redeem any or all of your account by writing:  Cotter & Company Investment Program, Investor
Services Attn.: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933.  All Signatures of
registered owners are required.  Checks will be sent only to your registered account address.

Custodial Account:  A minor is the beneficial owner of the account.  An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors
Act in the Custodian's state of residence.  Custodian's signature is required for all transactions.

Additional copies of the Program Description and Prospectus are available upon request by writing to: Cotter & Company Investment Program, Investor Services Attn.: Agent of Issuer,
P.O. Box 75933, Chicago, IL 60675-5933.

This form is intended for the sole use of investors by the agent of the Cotter & Company
Investment Program.  Incomplete forms, missing supporting documentation for the purchase of Note or Notes, will result in the return of your investment.

Summary of Key Features of the Program include, (full Program provisions are detailed in the
Program Description and Prospectus):

        - Investment(s) in the Cotter & Company Investment Program cannot be pledged

        - Note Denominations cannot be altered once purchased

        - Ownership cannot be transferred or changed

        - Subordination; it is a condition of this obligation of the Company, and the holder by the acceptance hereof agrees, that the indebtedness evidenced by and accruing on Notes to be purchased shall be and at all times remain junior and subordinate in right of payment to any and all indebtedness of the Company and to other indebtedness of the Company.

        - Cotter & Company retains the sole right to call any and all Cotter & Company
          Investment Program Notes at any time.



Application will be rejected if this form is not complete.  All applicants signatures are required.

Please Sign

Primary Signature                                                                                 Date
                  ------------------------------------------------------------------------------        --------------------------

Co-Applicant Signature                                                                            Date
                        ------------------------------------------------------------------------        --------------------------

Co-Applicant Signature                                                                            Date
                        ------------------------------------------------------------------------        --------------------------

Co-Applicant Signature                                                                            Date
                        ------------------------------------------------------------------------        --------------------------
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